Alliance Title

ESCROW INSTRUCTIONS

Escrow No: 15120493-383-BSB
Date: October 12, 2005

To: Alliance Title Company
18831 Von Karman Avenue, Irvine, CA 92612
Phone No.: (949) 724-4900 Fax No.: (949) 724-4909

Alliance Title Company conducts escrow business under License to act as an underwritten title company No. 368 issued by the State of California Department of Insurance.

Escrow to close on or before: November 3, 2005 (or as soon as Seller deposits all items required for Buyer's review as listed in "Contingencies" below)

Property address is: (a leasehold estate in and to) 1173 3rd Avenue West, Dickinson, ND

Buyer(s) will deposit with escrow an initial deposit in the amount of	$2,500.00
Buyer will assume the existing loan of record in the approximate amount of	$225,000.00
Prior to the close of escrow, Buyer will hand you the balance of down payment (plus closing costs, if applicable) the sum of	$47,500.00
TOTAL CONSIDERATION	$275,000.00

Furthermore, Seller will execute and deliver any instruments and/or funds which this escrow requires to show title as indicated below, and Buyer will execute and deliver any instruments and/or funds which this escrow requires, provided that you hold a policy of title insurance herein called for with the usual title company's exceptions with a liability of $ 275,000.00, describing the property situated in:

Stark County, N. Dakota, more specifically described in the title report issue by Dickison Title dated September 2, 2005.

We hereby instruct you to show title to be vested as follows GLEN MAC LEOD, a married man as his sole and separate property

At close of this escrow, the policy of Title Insurance will contain only the following "subject to" items, PLUS those items that will reflect the documents being recorded through escrow.

SUBJECT TO:
1. Printed exceptions and conditions and stipulations in said policy
2. CURRENT; General and Special taxes for fiscal year 2005-2006
3. Assessments and/or bonds not delinquent
4. Covenants, conditions, restrictions, reservations, easements and rights of way of record (if any)
5. Existing loan of record in the approximate amount of $225,000.00

INSTRUCTIONS:

FINANCING: Buyer to assume existing loan of record in favor of PENSCO TRUST COMPANY CUSTODIAN FBO GEORGE E. DENNIS IRA it DE234 in the approximate amount of $225,000.00 as per its terms and conditions. Seller will cause to be deposited with Escrow Holder any and all documentation in connection with the transfer of the loan and recent statement of account to be approved by buyer prior to close of escrow.

Escrow Holder is instructed to adjust the cash through escrow based on the statement of account deposited by Seller herein.

ASSIGNMENT OF LEASE: Seller will cause to be deposited with Escrow Holder any and all documentation in connection with the assignment of Ground Lease of record and consent for same, which is how title will be transferred to the subject property.

CONTINGENCIES: Seller will provide the following "due diligence" items for buyer's review and approval of same within 10 days of receipt thereof:

-tenant leases and/or rental agreements
-consent to the assignment of Ground Lease
-consent to the assumption of the first Note and Mortgage of record
-tenant estopple agreements
-current title report
-Seller's board of Director's approval and any Title Company or Escrow Company required documentation in connection with the sale of subject property
-YTD 2005 income and expense statement
-copies of all employment contracts and/or agreements with maintenance or management personnel.
-any insurance settlement documentation relative to the storm/hail damage including bids for repairs and the assignment of said funds

/s/ JW  /s/ GEM
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Seller represents and warrants that all information provided is true and correct to the best of their knowledge. Escrow Holder is licensed in the State of California and will process and close this transaction according to the usual and customary practices in the State of California. Parties are advised to disregard any preprinted reference to California laws/or procedures in the body of these instructions that do not apply to the subject property state..

Buyer and Seller each to pay their own costs and charges as customary in the State of California

MEMORANDUM ITEMS:

AS A MATTER OF RECORD ONLY, WITH WHICH ESCROW HOLDER IS NOT TO BE CONCERNED AND/OR LIABLE, THE FOLLOWING ARE BEING ADDED TO THESE INSTRUCTIONS AS A MEMORANDUM ONLY TO THIS ESCROW.

Buyer will deposit an additional $250,000.00 into a reserve account to be used for capital improvement on subject property.

Prorations

A. Prorate as of close of escrow, on the basis of a 30 day month: Taxes, HOA, Rents, Interest, and all insurance as required. You are instructed to transfer any security deposits from Seller to Buyer. You are hereby authorized and instructed to prorate taxes to the close of escrow. You are also authorized and instructed to base your tax prorations upon the current available tax figures as shown on your preliminary title referenced above.

FIRPTA

Transferor/Seller and Transferee/Buyer agree than any calculation, deduction, act or action, such as the withholding of funds and/or the payment of taxes, in compliance with FIRPTA, or any other Internal Revenue Service Code or Regulation, shall be the responsibility of the parties herein and per their completed forms for same provided to Escrow Holder.

SEE ATTACHED GENERAL PROVISIONS

/s/ JW  /s/ GEM
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Escrow No.: 15120493-BSB-383

GENERAL PROVISIONS

1.	Deposit of Funds & Disbursements

All funds received in this escrow shall be deposited in an non-interest bearing account in one or more of your general escrow trust accounts with any financial institution doing business in the State of California and maybe transferred to any other general escrow account or accounts All disbursements shall he made by your check or other instrument as per your instructions You are authorized not to close escrow or disburse until good funds as provided for in California insurance Code Section 12413.1 have been confirmed in escrow Alliance Title Company shall not be responsible for any delay in closing if funds received by escrow are not available for immediate withdrawal Delays in closing will occur if funding is by other than cash, bank wire, cashiers checks or similar type items payable through a California Bank The accounts wherein funds are deposited and disbursed are insured under the specifications and regulations of the Federal Depositors insurance Corporation (FDIC). You are not responsible for these deposits in the event of bank failure, nor will you provide any additional insurance on said deposits. Wire instructions:

Bank: Centennial Bank
Routing No.: 107006981
Address: 13700 E. Arapahoe Road Englewood, CO 80112
Credit: Alliance Title Company Account No :2400619
Escrow No.: 15120493-3 83-BSB

2.	Proration

Unless otherwise specified in writing, all prorations and/or adjustments are to he made as of close of escrow on the basis of a 30-day month As used herein, the expression, "C.0 E." is defined as "Close of Escrow." 'H.O Dues,' as used herein, refers to any homeowners association or similar body which levies monthly or periodic assessments or dues for common area maintenance or similar matters You are authorized to insert the actual date of recording in all notes as to commencement of interest and due date of first payment.

3.	Recordation of Instruments

You are authorized to record any documents delivered through this escrow, recording of which is necessary or proper in the issuance of the requested policy of title insurance Seller/Borrower authorizes Alliance Title Company to collect fees for recordation of documents Alliance Title Company has made their best determination of said charges prior to close of escrow and the seller or borrower is aware that they may differ from the actual fees.

4.	Authorization to Execute Assignment of Insurance Policies

You may execute on behalf of the parties hereto, assignments of interest in any insurance policies, which are part of this escrow, and forward them upon close of escrow to the agent with respect to fire insurance policies you shall be fully protected in assuming that such policy is ill force and that the necessary premium therefore has been paid. In all acts in this escrow relating to insurance, including adjustments, if any, you shall be fully protected in assuming that each policy is in force and that the necessary premium therefore has been paid

5.
Authorization to Furnish Copies You may furnish a copy of these instructions, amendments thereto, closing statements and/or any other documents to any real estate broker and/or lender involved in this transaction upon request of such lenders or brokers

6.	Personal Property Taxes No examination or insurance as to the amount of payment of personal property taxes is required unless specifically requested

7.	Right of Cancellation

The principals may mutually instruct you to cancel the escrow by delivering to you written cancellation instructions executed by all the principals Upon receipt of such instructions, you are authorized to comply with them, and demand payment of your cancellation charges, Alternatively, any principal may deliver to you a notice of cancellation executed by that principal. Upon receipt of such notice, you shall deliver a copy of such notice to each of the other principals at the address in this escrow. UNLESS WRITTEN OBJECTION TO CANCELLATION IS FILED IN YOUR OFFICE BY A PRINCIPAL WITHIN TEN (10) DAYS AFTER DATE OF SUCH MAILING, YOU ARE AUTHORIZED TO COMPLY WITH SUCH NOTICE AND DEMAND PAYMENT OF YOUR CANCELLATION CHARGES. If written objection is filed, you are authorized to hold all money and instruments in this escrow and take no further action until otherwise directed, either by the principals' mutual written instructions, or by final order of a court of competent jurisdiction.

8. Action in Interpleader

The parties expressly agree that you, as escrow holder, have the absolute right at your election to file an action in interpleader requiring the parties to answer and litigate their several claims and rights among themselves and you are authorized to deposit with the clerk of the court all documents and funds held in this escrow.. In the event such action is filed, the parties jointly and severally agree to pay your cancellation charges and costs, expenses and reasonable attorney's fees which you are required to expend or incur in the interpleader action, Upon the filing of the action, you shall be fully released from the obligations to further perform any duties otherwise imposed by the terms of this escrow,

9. Termination of Agency Obligations

If there is no action taken on this escrow within six months after the time limit date set forth in the escrow instructions or written extension thereof your agency obligation shall terminate at your option and all documents, monies, or other items held by you shall be returned to the parties depositing same. This shall not limit your right to withdraw as escrow agent from this transaction at any time. In the event of termination of your agency obligation, the parties shall pay your fees, charges and any expenses incurred, which shall be deducted from any and all deposits made to escrow

10. Conflicting Instructions

No notice, demand, or change of these instructions shall be in effect unless given in writing Should you before or after close of escrow receive or become aware of any conflicting demands or claims with respect to this escrow of the rights of any of the parties hereto, or any money or property deposited herein or affected hereby, you shall have the right to discontinue any or all further acts on your part until such conflict is resolved to your satisfaction, and you shall have the further right to commence or defend any action or proceedings for the determination of the conflict as provided in paragraphs 7 and 8 of these General Provisions. The parties hereto Jointly and severally agree to pay all costs, damages, judgments and expenses, including reasonable attomey's fees, suffered or incurred by you in connection with, or arising out of this escrow, including, but without limiting the generality of the foregoing, a suit in Interpleader brought by you In the event you file a suit in interpleader you shall be fully released and discharged from all obligations imposed upon you in this escrow

11. Purchase Contract

Notwithstanding the fact that you may have been provided with a copy of the Purchase Contract in relation to subject property for information purposes, your liability to the undersigned is limited solely to your compliance with these instructions, and any modifications hereto given in writing prior to close of escrow; and any policy of title insurance issued in connection herewith naming the undersigned as an insured

The undersigned acknowledge that you, as escrow holder, are not charged with the responsibility of interpreting the provisions of any contract which may be the basis for this transaction, or making any disclosures relative to such provisions, or otherwise, even though you may have been provided a copy of such contract for information purposes. Your liability as escrow holder is limited solely to your compliance with these instructions and any supplements, addendums and amendments thereto delivered in writing.

12. Funds Retained in Escrow

If for any reason, funds are retained or remain in escrow more than 90 days after closing date, you are to deduct therefrom a reasonable monthly charge as custodian thereof of not less than $25.00 per month. Instruments that are not negotiated within six months are considered stale date and are considered to be held in escrow and arc subject to the fees described above to be assessed from the date of the instrument

/s/ JW  /s/ GEM
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13.  Usury
You are not to be concerned with any question of usury in any loan or encumbrance involved in the processing of this escrow and you are hereby released of any responsibility or liability therefore Furthermore, notwithstanding the Note has been executed, you are authorized to insert the actual date of recording in all Notes as to the commencement of interest and due date of the first payment, unless otherwise instructed

14.  Indemnity for Attorneys Fees and Costs
In the event suit is brought by any party to this escrow, including the title company or any other party, as against each other or others, including the title company, claiming any right they may have asagainst each other or against the title company, then in that event, the parties hereto agree to reimburse, indemnify and hold harmless the title company from and against any loss, attorney's fees, expenses and costs incurred by it.

15.  Destruction of Documents
You are authorized to destroy or otherwise dispose of any and all documents, papers, instructions, correspondence and other material pertaining to this escrow at the expiration of seven years from the close of escrow or cancellation thereof, without liability and without further notice to parties to the transaction

16.  Tax Reporting And Withholding Obligations of the Parties
Federal Law
Internal Revenue Code Section 1445 places special requirements for tax reporting and withholding on the parties to a real estate transaction where the seller is a nonresident alien, a non-domestic corporation or partnership, a domestic corporation or partnership controlled by non- residents or non-resident corporations or partnerships

With respect to both California and federal law, the undersigned represents and warranty to Escrow Agent that the undersigned is relying on an attorney's, accountant's or other tax specialist's opinion concerning the effect of these laws on this transaction or on the undersigned's own knowledge of these laws. The undersigned is not acting on or relying on any statements made or omitted by Escrow Agent with respect to tax reporting or withholding requirements

Seller is aware that Federal Tax Law requires that escrow holder be provided with correct taxpayer identification information Escrow holder must then report the transaction to the Internal Revenue Service including the seller's social security number or taxpayer identification number and the gross consideration.

Federal Legislation requires that a buyers and a seller most provide the Internal Revenue Service the Taxpayer identification Number of the party to whom interest is paid or received. This reporting is the sole responsibility of the buyer and the seller. If you will be paying or receiving interest, you are encouraged to exchange Taxpayer Identification Numbers at this time Alliance Title Company is authorized to provide to the other party your TIN (Social Security Number) by providing the other party with a copy of this upon written request

State Law
In accordance with Section 18662 of the Revenue & Taxation Code, a buyer may be requited to withhold an amount equal to 3 and 1/3 percent of the sales price in the case of the disposition of California real property interest by either:
1. A seller who is an individual or when the disbursement instructions authorize the proceeds to be sent to a financial intermediary of the seller, OR
2. A corporate seller that has no permanent place of business in California

The buyer may become subject to penalty for failure to withhold an amount equal to the greater of 10 percent of the amount required to be withheld or five hundred dollars ($500.00). However, notwithstanding any other provision included in the California statutes referenced above, no buyer will be required to withhold any amount or be subject to penalty for failure to withhold if:
1.	The sales price of the California real property conveyed does not exceed one hundred thousand dollars ($100,000..00), OR
2.	The seller executes a written certificate, under the penalty of perjury, certifying that the seller is a corporation with a permanent place of business in California, OR
3.	The seller, who is an individual, executes a written certificate, under the penalty of perjury, certifying:
a.  That the California real property being conveyed is the seller's principal residence (within the meaning of Section 121 of the Internal Revenue Code)
b. That the California real property being conveyed is or will be exchanged for property of like kind (within the meaning of Section 1031 of the Internal Revenue  Code), but only to the extent of the amount of gain not required to be recognized for California income tax purposes under Section 1031 of the Internal Revenue Code,
c. That the California real property being conveyed has been compulsorily or involuntarily converted (within the meaning of Section 1033 of the Internal Revenue Code) and that the seller intends to acquire property similar or related in service or use so as to be eligible under Section 1033 of the Internal Revenue Code
d. That the California real property transaction will result in a loss for California income tax purposes

The Seller is subject to penalty for knowingly filing a fraudulent certificate for the purpose of avoiding the withholding requirement The California statutes referenced above include provisions which authorize the Franchise Tax Board to grant a reduced withholding and waivers from withholding on a case-by-case basis for corporations or other entities.

The parties to this transaction should seek the professional advice and counsel of an attorney, accountant or other tax specialist's opinion concerning the effect of this law on this transaction and should not act on any statements made or omitted by the escrow or closing officer

17. Supplemental Taxes
Supplemental tax bills, when issued and posted, may not be immediately available; therefore, there may be a gap in time where the bill may be posted but we would not have knowledge of it. Therefore, in the event a supplemental tax bill is issued by the County Tax Collector after the date of the above mentioned preliminary title report or after the close of escrow and transfer of title, the undersigned parties agree to handle any adjustment which might result from such supplemental tax bill directly between themselves.

18. Exchanges
In the event this transaction is an exchange or part of all exchange, the parties acknowledge the escrow holder has made no representations whatsoever regarding the sufficiency or effect of this transaction in relation to applicable federal and state tax laws. It is further acknowledged by the parties that they have been advised by escrow holder to seek the counsel of their own tax attorney or certified public accountant for the determination of any tax consequences of this exchange.

The undersigned fully indemnify and hold escrow holder harmless from any loss or damage which the parties may sustain in the event this transaction fails to qualify for any special tax treatment.

19. Amendment to Escrow Instructions and Counterpart Approval
Any amendment or supplement to these escrow instructions, amendments and supplements must be in writing. Collectively, these escrow instructions constitute the entire escrow between the escrow holder and the parties These escrow instructions, amendments and supplements maybe executed in one or more counterparts each of which independently shall have the same effect as if it were the original, and all of which taken together shall constitute one and the sanre instructions

20. Agreement of Co-Operation (Unjust Enrichment)
In the event that any party to this escrow receives funds or is credited with funds that they are not entitled to, for whatever reason, they agree, upon written demand, to return said funds to the proper party entitled or to the escrow for disbursement In the event that suit is brought to enforce the return of said funds, the parties agree to reimburse the prevailing party their reasonable attorney fees.

21. Escrow Responsibility
We understand that Escrow is acting under this Agreement as a depository only and its sole responsibility shall be to comply with the written instructions given to and accepted by Escrow under this Agreement Your duties under this Agreement shall be limited to the safekeeping of money,

/s/ JW  /s/ GEM
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instruments, or other documents received by you as the Escrow Agent, and for the disposition of the money, instruments or other documents received by you in accordance with the instructions contained in this Agreement Escrow shall have no duty, obligation or responsibility to undertake any of the following actions: (a) to inquire into the sufficiency, correctness, genuineness, form, substance, manner of execution, validity or enforceability of any document; (b) to inform either Seller or Buyer of any facts which Escrow may have acquired outside the transaction between Seller and Buyer; (c) for any loss suffered by either Seller or Buyer attributed to defects in the Title to the Real Properly except for a loss caused by Escrow's failure to obtain the required Title insurance or Title coverage. We will not reveal nonpublic personal customer information to any external non-affiliated organization unless we have been authorized by the customer, or are required by law

22. Fax/Telecopy Instructions
In the event Buyer(s), Seller(s) or other Parties to the Escrow utilize "facsimile" transmitted signed documents, Parties hereby agree to accept, and instruct the Escrow Holder to rely upon such documents as if they were bearing the original signatures. Parties further acknowledge and agree that documents necessary for recording by the County Recorder must be original signatures, and therefore, non receipt of the original documents to record can delay the close of escrow

23. Copy Quality
Any copies provided to us from the County Recorder are the best available copies and Alliance Title Company is relieved from any liability or responsibility for the clarity of the copies

24. Application of Payoff Funds
Should a check or wire be deemed unacceptable by lenders, creditors, lien holders or beneficiaries of Deeds of Trust, you are authorized to act on our behalf in requesting the funds, as well as any balance in an impound account, be applied towards the balance due.

25. Preliminary Change of Ownership (POOR Statement)
Buyer(s) will hand you before close of escrow a completed "Preliminary Change of Ownership" Statement which you are hereby instructed to file accompanied by the Grant Decd with the County Recorder; or in the absence or rejection thereof you will pay from Buyer's funds an additional $20,00 if required by the County Recorder It is understood that Escrow does not have sufficient information to complete this form and will not be required to furnish information therefore, In the event the Preliminary Change of Ownership Statement is rejected, Buyers understand that they will be required to file a Change of Ownership Statement that should be mailed to them with the recorded Grant Deed from the County Recorder's Office, after close of escrow Buyers are aware that by law this requirement must be met within 45 days from recordation of their Grant Deed or they maybe assessed additional penalties SHOULD THE PARTIES HAVE ANY QUESTIONS CONCERNING THE SIGNING OF DOCUMENTS OR THE INTERPRETATION OF THESE INSTRUCTIONS, THEY ARE ADVISED TO CONSULT THEIR ATTORNEY.

If these instructions refer to a sale, the seller agrees to sell and the buyer agrees to buy the property herein described upon the terms hereof. Alliance Title Company is specifically directed to follow these instructions only and has no responsibility to follow the terms of any prior agreements entered into between the parties herein. It is agreed and understood that these Escrow Instructions shall be the whole and only agreement between the parties with regard to the instructions to, and obligations of, Alliance Title Company, and shall supersede and cancel any prior instructions. The undersigned parties jointly and severally agree to hold Alliance Title Company harmless from and against any and all damages or liability, therefore, loss, costs, charges, attorneys' fees or other expenses which Alliance Title Company shall or may at any time suffer, sustain or incur by reason of or in consequence of complying with the foregoing instructions

Although time is of the essence in these instructions, they shall be effective until revoked by written demand and authorization satisfactory to you, or as defined in paragraph #9 of these General Provisions.

I agree to pay usual buyer's charges as customary in County. All disbursements are to be made by your company check.

Buyer's refund, if any, will be disbursed in the form of one check payable to the order of ALL Buyers unless Escrow Holder is provided with written instructions from all Buyers to do otherwise. Such checks require the personal endorsement of all payees to be negotiable.

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The foregoing terms, provisions, conditions, and instructions, and those "General Provisions" contained herein are hereby approved and accepted in their entirety and concurred in by me. I will hand you necessary documents called for on my part to comply with Escrow Instructions shown above, within the time as above provided, pay your escrow charges, my recording fees, charges for evidence of title as called for, whether or not this escrow is consummated.

BUYER:

/s/ Glen Mac Leod     10/17/05
GLEN MAC LEOD    Date

Tax ID Number:___________

I/We approve of the foregoing instructions and agree to sell and will deliver to you a properly executed Grant Deed, papers, instruments and/or funds required from me within the time limit specified herein, which you are authorized to deliver when you can issue your policy of title insurance as set forth above. I/We agree to pay any personal property taxes, or escaped assessments properly chargeable to me. You are instructed to use the money and record the instruments to comply with said instructions and to pay all encumbrances of record necessary without further approval including prepayment penalties to show title as herein provided. I agree to pay all customary costs and such other charges that are advanced for my account regardless of the consummation of this escrow, deducting same from my net sale proceeds. The undersigned Seller(s) hereby instruct Alliance Title to disburse their proceeds as follows:

Hold check for pick up at your Alliance Title office in/at _____________________
X Authorize check to be picked up by:
    Name: Jim Brondino
Call when check is ready for pickup, phone #_______, contact
Mail check to:  Name: _______________
Address: _____________
Transfer proceeds to: Escrow No.____________
    Title company _________________
    Address _________________
Other -(ie: Overnight mail) - see attached sheet for further instructions

SELLER:

SECURED DIVERSIFIED INVESTMENT LTD
A NEVADA CORPORATION

/s/ Jan Wallace         Oct. 14, 2005
JAN WALLACE, PRESIDENT    Date

Tax ID Number: 80-0068489

/s/ JW  /s/ GEM
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